UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

  SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   July 8, 2014

  CUMMINS INC.

 (Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street

 P. O. Box 3005

 Columbus, IN  47202-3005

 (Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)        Not applicable.

(b)        Not applicable.

(c)        On July 8, 2014, Richard J. Freeland was appointed as President and Chief Operating Officer of Cummins Inc. (the “Company”) effective immediately.  Freeland, 56, has been Vice President and President – Engine Business of the Company since 2010 after serving as the Company’s Vice President and President – Components Group from 2008-2010.  In connection with his appointment, Freeland will receive an additional long-term incentive award to reflect his additional responsibilities.  The award will include performance cash, performance shares and stock options and will be consistent with the Company’s long-term incentive compensation and methodology described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2014.  Additional details of the award will be disclosed in the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s 2015 annual meeting to the extent required by applicable regulations.   A copy of the press release announcing Freeland’s appointment is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

(d)        Not applicable.

(e)        Not applicable.

(f)        Not applicable.

Item 9.01.        Financial Statements and Exhibits.

(a)        Not applicable.

(b)        Not applicable.

(c)        Not applicable.

(d)        Exhibits.  The following exhibit is being furnished herewith:

(99)      Press release dated July 8, 2014.

 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            Dated:  July 9, 2014

CUMMINS INC.
_/s/ Marsha L. Hunt _________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

CUMMINS INC.

Exhibit Index to Current Report on Form 8-K

Exhibit

Number

(99)      Press release dated July 8, 2014